Exhibit 99.1

NEWS RELEASE

127 Industry Boulevard • North Huntingdon, PA 15642 • (724) 863-9663

FOR IMMEDIATE RELEASE

The ExOne Company Reports 2014 and Fourth Quarter Results

•	Record quarterly non-machine revenue of $5.6 million, up 51% over 2013 fourth quarter

•	Record machine revenue of $10.2 million in 2014 fourth quarter, up 46% over 2013 fourth quarter

•	Introducing 2015 guidance: Revenue growth of 32% to 50% and gross margin of 36% to 40%

NORTH HUNTINGDON, PA, March 16, 2015—The ExOne Company (NASDAQ: XONE) (“ExOne” or “the Company”), a global provider of three-dimensional (“3D”) printing machines and printed products to industrial customers, reported financial results today for the fourth quarter and year ended December 31, 2014.

Fourth Quarter Revenue—Record Non-machine and Machine Revenue

	Quarter Ended December 31,				Year Ended December 31,
($ in millions)	2014		2013		2014		2013
Revenue by Product Line
3D Printing Machines	$10.2	65%	$7.0	66%	$22.8	52%	$24.9	63%
3D Printed Products, Materials & Other Services (“Non-machine”)	5.6	35%	3.7	34%	21.1	48%	14.6	37%

Total Revenue	$15.8	100%	$10.7	100%	$43.9	100%	$39.5	100%

S. Kent Rockwell, Chairman and Chief Executive Officer, commented, “With solid fourth quarter sales, we experienced a good finish to an otherwise challenging transition year. Customer feedback indicates that we are accelerating implementation with many global customers as they move into their adoption phase. They are planning purchases of additional machines and larger orders of PSC produced parts.”

Given the long sales cycle and significance of a machine’s average selling price relative to total revenue, fluctuations in machine-sale revenue vary from quarter to quarter. ExOne does not believe that such quarter-to-quarter fluctuations are necessarily indicative of larger trends. Traditionally, sales escalate after the first quarter. Additionally, we expect the revenue to be weighted approximately 30% in the first half of 2015 versus 70% in the second half due to an accelerating volume of machine sales throughout the year.

Mr. Rockwell continued, “While disappointed with our near-term financial results, we are proud of the progress we made in our strategic efforts to create a high growth global enterprise based on our binder jetting technology. We made significant investments in our people and processes, our facilities, our machine platforms and our materials. We believe these investments will lead to an escalation in market acceptance of binder jetting applications in global industrial development.”

The ExOne Company Reports Fourth Quarter 2014 Results

March 16, 2015

Fourth Quarter Operations—Capacity Consolidation and Expansions Cloud Operational Performance

Gross profit was $3.9 million, resulting in a 24.5% gross margin, in the 2014 fourth quarter compared with $3.3 million, resulting in a 30.9% gross margin, in the 2013 fourth quarter. The 2014 fourth quarter was impacted by several charges associated with capacity consolidation and expansions including the following:

•	$0.2 million of out-of-pocket costs to move machinery, equipment and files into the Company’s new German facility and expanded North Huntingdon facility;

•	significant inefficiencies resulting from costs to disassemble, move and set up operations in these two new facilities; and

•	$0.4 million for write-off of inventories associated with the Company’s micromachinery product line.

Operating loss was $7.3 million compared with $3.3 million operating loss in the fourth quarter of 2013. SG&A expenses were $9.0 million, compared with $4.9 million in the prior-year quarter. The 2014 fourth quarter SG&A includes $3.5 million of atypical expenses, including the following:

•	$0.5 million of expenses relating to our enterprise resource planning system;

•	$2.2 million for bad debt charges resulting from customer specific or macroeconomic factors; and

•	$0.4 million of severance costs.

Consistent with the Company’s stated intent to accelerate machine technology and materials development, R&D expenses for the quarter were $2.2 million, compared with $1.7 million in the 2013 fourth quarter. Net loss attributable to ExOne for the reported quarter was $7.2 million, or $0.50 loss per diluted share, compared with $3.2 million, or $0.22 loss per diluted share, for the prior-year fourth quarter.

Adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) was a $5.1 million loss in the 2014 quarter, compared with a $2.1 million loss during last year’s fourth quarter. ExOne management believes that when used in conjunction with other measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), that Adjusted EBITDA, a non-GAAP measure, assists in the understanding of operating performance. See the attached tables for important disclosures regarding the Company’s use of Adjusted EBITDA as well as a reconciliation of net loss attributable to ExOne to Adjusted EBITDA for the quarters and years ended December 31, 2014 and 2013.

2014 Review—A Year of Transition

Revenue for the year ended December 31, 2014 was $43.9 million, up 11% compared with $39.5 million in the prior-year period, driven by 45% growth in global non-machine revenue, offset by lower machine revenue.

2014 gross profit was $10.5 million, compared with last year’s $15.6 million. Similar to the fourth quarter, the 2014 gross profit was impacted by charges associated with capacity consolidation and expansion as previously described. Gross profit as a percentage of sales was 23.8% in 2014 compared with 39.4% last year. SG&A expense for 2014 was $24.0 million, up $7.9 million over the prior year including $3.5 million of atypical charges in the fourth quarter as described above. R&D expense was $8.2 million in 2014, compared with $5.1 million in 2013, reflecting the Company’s accelerated investments in growth.

Operating loss for 2014 was $21.8 million compared with an operating loss of $5.7 million during 2013. Net loss attributable to ExOne was $21.8 million, or $1.52 loss per diluted share, for 2014 compared with $6.5 million, or $0.51 loss per diluted share, for 2013.

The ExOne Company Reports Fourth Quarter 2014 Results

March 16, 2015

2015 Outlook—Growing Customer Adoption

•	Revenue expected to grow approximately 32% to 50%, to about $58 million to $66 million

•	Gross margin expected to be between 36% and 40%, excluding anticipated non-recurring costs estimated at $0.5 million to $1.0 million to complete facility integrations

•	SG&A expenses expected to be in a range of $21 million to $23 million, excluding approximately $0.5 million to $1.0 million of costs associated with ongoing implementation of the Company’s enterprise resource planning system

•	R&D expenses expected to be in a range of $6.5 million to $7.5 million

•	Capital expenditures expected to be between $5 million and $7 million

S. Kent Rockwell, Chairman and CEO, concluded, “With the announcement of our newest machines, Exerial™ and Innovent™, and our growing list of printable materials, we look forward to 2015 as the next step in our evolution as an emerging growth company. Our customers are migrating our binder jetting technology into expanded utilization of new applications on their manufacturing floors. We are confident that the adoption of 3D printing in industrial manufacturing applications is gaining momentum in our global marketplace as a technology that will transform business.”

Webcast and Conference Call

ExOne will host a conference call and live webcast Tuesday, March 17th at 8:30 a.m. Eastern Time. During the conference call and webcast, management will review the financial and operating results for the fourth quarter and discuss ExOne’s corporate strategies and outlook. A question-and-answer session will follow. The teleconference can be accessed by calling (201) 689-8470. The webcast can be monitored on the Company’s website at www.exone.com.

A telephonic replay will be available from 11:30 a.m. ET on the day of the teleconference through Tuesday, March 24, 2015. To listen to a replay of the call, dial (858) 384-5517 and enter the conference ID number 13597767. An archive of the webcast will be available on the Company’s website at www.exone.com and will include a transcript, once available.

About ExOne

ExOne is a global provider of 3D printing machines and printed products, materials and other services to industrial customers. ExOne’s business primarily consists of manufacturing and selling 3D printing machines and printing products to specification for its customers using its in-house 3D printing machines. ExOne offers pre-production collaboration and print products for customers through its eight PSCs, which are located in the United States, Germany, Italy and Japan. ExOne builds 3D printing machines at its facilities in the United States and Germany. ExOne also supplies the associated materials, including consumables and replacement parts, and other services, including training and technical support, necessary for purchasers of its machines to print products.

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “typically,” “anticipates,” “believes,” “appears,” “could,” “plan,” and other similar words. Such statements include, but are not limited to, statements concerning future revenue and earnings, involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, which include our ability to qualify more materials in which we can print; the availability of skilled personnel; the impact of increased operating expenses and expenses relating to proposed acquisitions, investments and alliances; our strategy, including the expansion and growth of our operations; the impact of loss of key management; our plans regarding increased international operations in additional international locations; sufficiency of funds for required capital expenditures, working capital, and debt service; the adequacy of sources of liquidity; expectations regarding demand for our industrial products, operating revenues, operating and maintenance expenses, insurance expenses and deductibles, interest expenses, debt levels, and other matters with regard to outlook; demand for aerospace, automotive, heavy equipment, energy/oil/gas and other industrial products; the scope, nature or impact of acquisitions, alliances and strategic investments and our ability to integrate acquisitions and strategic investments;

The ExOne Company Reports Fourth Quarter 2014 Results

March 16, 2015

liabilities under laws and regulations protecting the environment; the impact of governmental laws and regulations including the related challenges of conducting business in international locations such as Russia; operating hazards, war, terrorism and cancellation or unavailability of insurance coverage; the effect of litigation and contingencies; the impact of disruption of our manufacturing facilities or PSCs; the adequacy of our protection of our intellectual property; material weaknesses in our internal control over financial reporting and other factors disclosed in the Company’s Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission. Because they are forward-looking, these statements should be evaluated in light of important risk factors and uncertainties.

Should one or more of these risks or uncertainties materialize, or should any of ExOne’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. The Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

For more information, contact:

Brian Smith	Deborah K. Pawlowski / Karen L. Howard
Chief Financial Officer	Kei Advisors LLC
(724) 765-1350	(716) 843-3908 / (716) 843-3942
brian.smith@exone.com	dpawlowski@keiadvisors.com / khoward@keiadvisors.com

FINANCIAL TABLES FOLLOW.

The ExOne Company Reports Fourth Quarter 2014 Results

March 16, 2015

The ExOne Company

Statement of Consolidated Operations

(in thousands, except per share data)

(unaudited)

	Quarter Ended December 31,		% Change	Year Ended December 31,		% Change
	2014	2013		2014	2013
Revenue	$15,765	$10,695	47%	$43,900	$39,480	11%
Cost of sales	11,910	7,392	61%	33,443	23,907	40%

Gross profit	3,855	3,303	17%	10,457	15,573	(33%)

Gross margin	24.5%	30.9%		23.8%	39.4%
Research and development	2,164	1,709	27%	8,178	5,127	60%
Selling, general and administrative	8,968	4,940	82%	24,029	16,119	49%

	11,132	6,649	67%	32,207	21,246	52%

Operating loss	(7,277)	(3,346)	117%	(21,750)	(5,673)	283%
Operating margin	(46%)	(31%)		(50%)	(14%)
Interest expense	38	46	(17%)	144	372	(61%)
Other income—net	—	(35)	NM	(210)	(98)	114%

	38	11	NM	(66)	274	NM

Loss before income taxes	(7,315)	(3,357)	118%	(21,684)	(5,947)	265%
(Benefit) provision for income taxes	(115)	(160)	(28%)	159	370	(57%)

Net loss	(7,200)	(3,197)	125%	(21,843)	(6,317)	246%
Less: Net income attributable to noncontrolling interests	—	—	NM	—	138	NM

Net loss attributable to ExOne	$(7,200)	$(3,197)	125%	$(21,843)	$(6,455)	238%

Net loss attributable to ExOne per common share:
Basic	$(0.50)	$(0.22)		$(1.52)	$(0.51)
Diluted	$(0.50)	$(0.22)		$(1.52)	$(0.51)
Weighted average shares outstanding (basic and diluted)	14,418	14,388		14,411	12,838

NM: Not Meaningful

The ExOne Company Reports Fourth Quarter 2014 Results

March 16, 2015

The ExOne Company

Consolidated Balance Sheets

($ in thousands, except share data)

(unaudited)

	December 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$36,202	$98,445
Accounts receivable—net	14,238	9,042
Inventories—net	17,014	12,764
Prepaid expenses and other current assets	3,138	3,297

Total current assets	70,592	123,548
Property and equipment—net	55,298	32,772
Goodwill	4,665	—
Other noncurrent assets	2,875	2,115

Total assets	$133,430	$158,435

Liabilities
Current liabilities:
Current portion of long-term debt	$132	$127
Current portion of capital and financing leases	346	549
Accounts payable	2,553	1,748
Accrued expenses and other current liabilities	8,424	5,394
Deferred revenue and customer prepayments	902	916

Total current liabilities	12,357	8,734
Long-term debt—net of current portion	1,950	2,082
Capital and financing leases—net of current portion	164	475
Other noncurrent liabilities	414	444

Total liabilities	14,885	11,735
Commitments and contingencies
Stockholders’ Equity
Common stock, $0.01 par value, 200,000,000 shares authorized, 14,417,803 (2014) and 14,387,608 (2013) shares issued and outstanding	144	144
Additional paid-in capital	154,902	153,363
Accumulated deficit	(28,298)	(6,455)
Accumulated other comprehensive loss	(8,203)	(352)

Total stockholders’ equity	118,545	146,700

Total liabilities and stockholders’ equity	$133,430	$158,435

The ExOne Company Reports Fourth Quarter 2014 Results

March 16, 2015

The ExOne Company

Additional Information

(unaudited)

Machine Sales by Type

	Quarter Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
S-Max+™	1	—	1	—
S-Max™	6	3	11	13
S-Print™	—	1	1	3
S-15™	—	—	1	1
M-Print™	1	—	1	—
M-Flex™	3	5	9	6
X1-Lab™	—	3	4	5
Micromachinery	—	—	—	1

	11	12	28	29

The ExOne Company Reports Fourth Quarter 2014 Results

March 16, 2015

The ExOne Company

Adjusted EBITDA Reconciliation

($ in millions)

(unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Net loss attributable to ExOne	$(7.2)	$(3.2)	$(21.8)	$(6.5)
Net income attributable to noncontrolling interests	—	—	—	0.1
Interest expense	—	—	0.1	0.4
(Benefit) provision for income taxes	(0.1)	(0.2)	0.2	0.4
Depreciation and amortization	1.9	0.7	4.5	2.4
Equity-based compensation	0.3	0.2	1.2	0.7
Acquisition-related expenses	—	0.4	0.2	0.4
Other (income) expense—net	—	—	(0.2)	(0.1)

Adjusted EBITDA	$(5.1)	$(2.1)	$(15.8)	$(2.2)

ExOne defines Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) as net loss attributable to ExOne (as calculated under accounting principles generally accepted in the United States (“GAAP”)) plus net income of noncontrolling interests, interest expense, (benefit) provision for income taxes, depreciation and amortization, equity-based compensation associated with its 2013 Equity Incentive Plan, acquisition-related expenses, and other (income) expense – net. Use of Adjusted EBITDA, which is a non-GAAP financial measure, as defined under the rules of the U.S. Securities and Exchange Commission, is intended as a supplemental measure of ExOne’s performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA should not be considered as an alternative to net loss attributable to ExOne or any other performance measure derived in accordance with GAAP. The Company’s presentation of Adjusted EBITDA should not be construed to imply that its future results will be unaffected by unusual or non-recurring items.

The Company believes Adjusted EBITDA is meaningful to its investors to enhance their understanding of ExOne’s financial performance. Although Adjusted EBITDA is not necessarily a measure of the Company’s ability to fund its cash needs, the Company understands that it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance and to compare ExOne’s performance with the performance of other companies that report Adjusted EBITDA. ExOne’s calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

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